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                                                                    Exhibit 99.2

                                PPL MONTANA, LLC

                               OFFER TO EXCHANGE
                   8.903% PASS THROUGH CERTIFICATES DUE 2020,
                           WHICH HAVE BEEN REGISTERED
                 UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                          FOR ANY AND ALL OUTSTANDING
                   8.903% PASS THROUGH CERTIFICATES DUE 2020

To Our Clients:

      Enclosed for your consideration is a Prospectus, dated November [___], 2000 (the "Prospectus"), of PPL Montana, LLC, a Delaware limited liability company (the "Company"), and the enclosed Letter of Transmittal (the "Letter of Transmittal") relating to the offer to exchange (the "Registered Exchange Offer") 8.903% Pass Through Certificates due 2020 (the "Exchange Certificates") which have been registered under the Securities Act of 1933, as amended, for any and all outstanding 8.903% Pass Through Certificates due 2020 (the "Certificates"), upon the terms and subject to the conditions described in the Prospectus. The Registered Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Exchange and Registration Rights Agreement dated July 13, 2000, between the Company and Chase Securities Inc., Credit Suisse First Boston Corporation, UBS Warburg LLC and TD Securities
(USA) INC.

      The CUSIP numbers for the Certificates are as follows: 69352BAA2, U69387AA3 and 69352BAB0. This material is being forwarded to you as the beneficial owner of the Certificates carried by us in your account but not registered in your name. A tender of such Certificates may only be made by us as the holder of record and pursuant to your instructions.

      Accordingly, we request instructions as to whether you wish us to tender on your behalf the Certificates held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

      Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Certificates on your behalf in accordance with the provisions of the Registered Exchange Offer. The Registered Exchange Offer will expire at 5:00 p.m., New York City time, on [________] (the "Expiration Date") (30 calendar days following the commencement of the Registered Exchange Offer), unless extended by the Company. Any Certificates tendered pursuant to the Registered Exchange Offer may be withdrawn at any time before 5:00 p.m., New York City time, on the Expiration Date.

   Your attention is directed to the following:

   1. The Registered Exchange Offer is for any and all Certificates.

   2. The Registered Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "This Exchange Offer -- Conditions to this exchange offer."

   3. Any transfer taxes incident to the transfer of Certificates from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

   4. The Registered Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date unless extended by the Company.

      If you wish to have us tender your Certificates, please so instruct us by executing and returning to us the instruction form set forth below. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Certificates.
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           INSTRUCTIONS WITH RESPECT TO THE REGISTERED EXCHANGE OFFER

      The undersigned acknowledge(s) receipt of your letter enclosing the Prospectus, dated November [___], 2000, of the Company, and the related specimen Letter of Transmittal.

      This will instruct you to tender the number of Certificates indicated below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal. (Check one).

Box 1 [ ]    Please tender my Certificates held by you for my account.
             If I do not wish to tender all of the Certificates held by you, I have identified on a signed schedule attached hereto the number of Certificates I do not wish tendered.

Box 2 [ ]    Please do not tender any Certificates held by you for my
             account.


Date         , 2000

                                  ____________________________________________
                                  SIGNATURE(S)

                                  ____________________________________________


                                  ____________________________________________
                                  PLEASE PRINT NAME(S) HERE

                                  ____________________________________________
                                  AREA CODE AND TELEPHONE NO.


             UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE
                 SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL
           CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL CERTIFICATES.